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Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of GB&T Bancshares, Inc. on Form S-4 of our report, dated January 24, 2003, appearing in the Annual Report on Form 10-K of GB&T Bancshares, Inc. for the year ended December 31, 2002. We also consent to the reference to our Firm under the caption "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

                      /s/  MAULDIN & JENKINS, L.L.C.

Atlanta, Georgia
June 24, 2003

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INDEPENDENT AUDITOR'S CONSENT